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                                                                    EXHIBIT 99.4

                                  PRESS RELEASE

Date:    September 12, 2003

UNITED BANCORP, INC. DECLARES CASH DIVIDEND FOR THIRD QUARTER OF 2003

TECUMSEH -- On September 9, 2003, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust -- Washtenaw, declared a regular third quarter cash dividend of 34 cents per share, payable October 31, 2003, to shareholders of record October 10, 2003. This represents an increase over the 33 cents per share paid in the first and second quarters of 2003.
















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